Page 5 of 5

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549



                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of report (Date of earliest event reported):  May 2, 2000

                         ALPHARMA INC.

       (Exact Name of Registrant as Specified in Charter)


Delaware                 1-8593              22-2095212
(State or Other     (Commission File     (I.R.S. Employer
 Jurisdiction of      Number)             Identification Number)
 Incorporation)



One Executive Drive   Fort Lee, New Jersey                  07024

(Address of Principal Executive Offices)               (Zip code)


Registrant's telephone number, including area code:(201)947-7774


                         Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

On May 2, 2000, Alpharma completed the acquisition of the Medicated Feed Additive Business of Roche ("MFA") for a cash payment of approximately $258 million and issuance of a $30 million promissory note to Roche. The promissory note is due December 31, 2000 and will bear interest at the prime rate. The purchase price will be adjusted based on actual product inventories as of May 2, 2000. In addition, certain international inventories will be purchased from Roche during a transition period of approximately three months. These inventories are estimated at approximately $10 million.

The MFA business had 1999 sales of over $200 million and consists of products used in the livestock and poultry industries for preventing and treating diseases in animals. MFA sales by region are approximately 56% in North America, 20% in Europe and 12% in both Latin America and Southeast Asia.

The acquisition includes inventories, five manufacturing and formulation sites in the United States (two of which will be operated by Roche until third party consents are received), global product registrations, licenses, trademarks and associated intellectual property. Approximately 200 employees primarily in manufacturing and sales and marketing are included in the acquisition.

The  Company financed the $258 million cash payment under a  $225 million bridge financing agreement ("Bridge Financing") with  the balance  of  the financing being provided under its current  $300 million credit facility ("1999 Credit Facility").

The Bridge Financing was arranged by First Union National Bank, Union Bank of Norway, and a group of other banks. It has an initial term of 90 days; extendable up to two additional 30 day periods at the option of the bank group if the Company is in the active process of refinancing. The Bridge Financing is guaranteed by substantially all of the Company's U.S. subsidiaries and the stock in substantially all of the Company's U.S. subsidiaries has been pledged to the banks.

Under the Bridge Financing the Company has paid a 1% fee for the banks' commitment and in connection with drawing the funds.
Interest is payable at Libor plus 2.75% to 3.00%.

If the Bridge Financing is not repaid at the end of its term, the facility will convert to a senior secured facility that will amortize over the remaining term of the 1999 Facility and be secured by substantially all of the assets of the Company and its U.S. subsidiaries. All collateral under the senior secured facility will be held equally as security for the payment of the 1999 Credit Facility.

The bridge financing agreement and two amendments to the 1999 Credit Facility will be filed with the Form 10-Q for the quarter ended March 31, 2000. The complete 1999 Credit Facility has previously been filed with the Securities and Exchange Commission. Both documents include the names of banks participating therein.




Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Acquired Assets and Business

     (i)  Independent Auditors' Report (F-2)

     (ii) Roche  Holding Ltd. Combined Statement of Assets to  be
          Sold and of Revenues and Direct Operating Expenses of the MFA Business as of December 31, 1999 and for the year then ended. (F-1 to F-11).

(b)  Pro Forma Financial Information.

     i) Alpharma Inc. Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1999 (F-13).

     ii)  Alpharma  Inc.  Unaudited Pro Forma Condensed  Combined
          Statement of Income for the year ended December 31, 1999 (F-14).

     iii) Notes to Unaudited Pro Forma Condensed Combined Financial Statements (F-15 to F-19).


(c)  Exhibits.

     2.1   Asset Purchase Agreement, dated as of April  19,  2000
     among Roche Vitamins Inc. (RVI) and F.Hoffman-La Roche  Ltd.
     (Roche Basle) (collectively, Sellers) and Alpharma Inc.  and
     Alpharma (Luxembourg) SARL (collectively, Buyers).

     23.1 Consent of PricewaterhouseCoopers AG





                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ALPHARMA INC.



                                   By:  \s\ Jeffrey E. Smith
                                        Jeffrey E. Smith
                                        Executive Vice President
                                        and Chief Financial
                                        Officer

Date:  May 5, 2000





             Roche Holding LTD. and its subsidiaries
             Combined Statement of Assets to be Sold
          and of Revenues and Direct Operating Expenses
                       of the MFA Business
                     as of December 31, 1999
                   and for the year then ended



















   Board of Directors
   Roche Holding Ltd. and its subsidiaries
   4070 Basel

   March 31, 2000

               Report of Independent Accountants

   We  have audited the accompanying combined statement of
   assets  to  be sold and combined statement of  revenues
   and   direct  operating  expenses  of  the  Roche   MFA
   business  (the  "Statements") as of December  31,  1999
   and  for the year then ended.  These Statements are the
   responsibility   of  the  Company's  management.    Our
   responsibility is to express an opinion on these Statements based upon our audit.

   We  conducted  our  audit in accordance  with  auditing
   standards  generally  accepted in  the  United  States.
   Those  standards require that we plan and  perform  the
   audit to obtain reasonable assurance about whether  the
   Statements  are  free  of  material  misstatement.   An
   audit  includes  examining, on a test  basis,  evidence
   supporting   the   amounts  and  disclosures   in   the
   Statements.   An  audit  also  includes  assessing  the
   accounting principles used and significant estimates made by management, as well as evaluating the overall
   Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying Statements were prepared to present the assets to be sold and the revenues and direct operating expenses of the MFA business subject to a potential sale transaction as described in Note 1, and are not intended to be a complete presentation of the Roche MFA business' financial position and results of operations.

   In  our  opinion,  the  Statements  referred  to  above
   present  fairly, in all material respects, the combined
   assets   to  be  sold  and  the  revenues  and   direct
   operating  expenses as of December  31,  1999  and  the
   year   then   ended,  in  conformity  with   accounting
   principles generally accepted in the United States.

   PricewaterhouseCoopers AG
   Basel, Switzerland
   Ralph R Reinertsen            Dana Bultman







                                     December 31,
                                             1999
ASSETS TO BE SOLD

 Inventories                          $   39,950


 Property, plant and equipment, net       94,631

 Goodwill and other intangibles, net      97,674

Total assets to be sold                 $ 232,255







        See accompanying notes to combined statements.








                                           Year ended
                                       December 31, 1999

Net revenues                            $ 213,614
Cost of revenues, including
  distribution cost of $6,775             152,708

Gross profit                               60,906

Direct and related expenses:

Marketing                                  47,297

Research and development                   11,160

Administration                              7,228
Amortization                               18,610
Other operating expense                       344

Operating loss                           (23,733)

Foreign currency exchange
  gains and losses                             33
Other non-operating (income)
  expense, net                                  7

Loss before interest and taxes         $ (23,773)





        See accompanying notes to combined statements.




1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

   The combined statements of assets to be sold and of revenues and direct operating expenses as of December 31, 1999 and for the year then ended have been prepared for the purpose of selling the Medicated Feed Additives (MFA) business. The MFA business is a fully integrated business unit of the Roche Group ("Roche"), consisting of Roche Holding AG and its subsidiaries. The business produces Medicated Feed Additives
   (MFAs) used by food producers (livestock, poultry and aquaculture) for the purpose of treating or preventing disease in animals, or for promoting more efficient growth.

   As an integrated business unit of Roche, the business relies on Roche and other Roche affiliates to provide administration management and other services including, but not limited to, management information systems, accounting and financial reporting, treasury, cash management, human resources, employee benefit administration, payroll, legal and certain other support. Costs for such services are charged by Roche directly to the operating units utilizing such services. However, these costs may not be indicative of costs that would have been incurred had the MFA business operated autonomously or as an entity independent of Roche.

   MFA Assets to be Sold

   The MFA assets to be sold do not include trade receivables and payables and certain other assets and liabilities related to the operation of the MFA Business prior to closing. Also, the MFA assets to be sold exclude certain assets related to the Lasolocid product line. In addition, the MFA business may enter into certain supply contracts with Roche related to Lasalocid.

   Principles of Combination

   The MFA business, as an integrated business unit of the Roche Group Vitamins and Fine Chemicals division, does not prepare separate financial statements in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in the normal course of operations. Accordingly, the accompanying combined statements of assets to be sold and of revenues and direct operating expenses have been derived by extracting the assets, revenues and expenses of the MFA business from the consolidated assets, revenues and expenses and the accounting records of Roche.

   The accompanying combined statements reflect the assets to be sold and revenues and expenses directly attributable to the MFA business as well as allocations deemed reasonable by Roche management to present the financial position and results of operations of the MFA business on a stand alone basis (the "Combined Statements"). Although Roche management is unable to estimate the actual costs that would have been incurred if the services performed by Roche had been purchased from independent third parties, the allocation methodologies have been described within the respective footnotes, where appropriate, and Roche management considers the allocations to be reasonable. However, the financial position and the revenues and direct operating expenses of the MFA business may differ from those that may have been achieved had the MFA business operated autonomously or as an entity independent of Roche.

   All significant intercompany accounts and transactions between MFA business entities have been eliminated.

   Basis of Presentation
   The Combined Statements of the MFA business have been prepared in accordance with accounting principles generally accepted in the United States.

   Revenue Recognition
   Sales revenue is recognized upon shipment of products to customers after deducting volume discounts and sales taxes.
   Net revenues have been adjusted for sales returns and allowances.

   Operating Expenses
   Operating expenses of the MFA business include payroll and other expenses relating to cost of sales, marketing, distribution, research and development, amortization of intangibles, and operations as well as charges from Roche for certain common support costs such as accounting, financial management, legal, information systems, human resources, employee benefits and support services. Charges for common costs from Roche have been determined on bases that Roche consider to be reasonable. Such methods included sales, headcount and others.

   Cost of Goods Sold
   Cost of goods sold includes the corresponding direct production costs and related production overhead of goods manufactured and services rendered. Manufacturing site costs specifically related to MFA products are included in cost of goods sold. Certain Roche costs for international logistics have been charged to the MFA business based on relative production costs and the relative degree to which management efforts are expended.

   Research and Development
   Research and development costs are charged against income as incurred, with the exception of buildings and major items of
   equipment,  which  are capitalized and  depreciated.    The
   expenses for research and development included in these financial statements relate to projects specific to the MFA business.

   Inventories
   Inventories are stated at the lower of cost or net realizable value. Provision is made for slow-moving goods and obsolete materials are written off. Cost is determined primarily by the last-in, first-out (LIFO) method for all inventories in the United States. Other inventories are stated at the lower of cost or market determined by the first-in, first-out
   (FIFO) method.


   Property, Plant and Equipment
   Property, plant and equipment are stated at historical cost, net of accumulated depreciation. These assets are initially recorded at cost, which includes interest costs attributable to and incurred during an asset's construction period. Depreciation is computed using the straight-line method over the estimated useful lives or lease terms, if shorter. Estimated useful lives of major classes of depreciable assets are as follows:

   Land improvements and buildings    40 years
   Machinery and equipment       5 to 15 years
   Office equipment                   3 years
   Motor vehicles                  5 years

   The costs of major renewals and betterments, which extend the useful lives of assets, are capitalized. The costs of maintenance, repairs and minor equipment items are charged to operations as incurred. Upon sale or other dispositions of
   property,  plant  and  equipment,  the  cost  and   related
   accumulated depreciation are removed from the accounts and any gain or loss is recorded in the income statement.

   Intangible Assets
   The  excess  of the cost over the fair value of net  assets
   acquired   including  identifiable  intangible  assets   of
   purchased businesses has been allocated to goodwill. Other intangible assets include acquired intellectual property (including patents, technology and know-how), trademarks, licenses, and other similarly identifiable rights and are recorded at their acquisition cost. Intangible assets and goodwill are amortized using the straight-line method over their estimated economic lives for a period not exceeding 20 years from the date of acquisition.

   Long-lived Assets
   The MFA business periodically evaluates the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, goodwill and other intangible assets) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are recognized in operating income to the extent that an impaired asset's carrying amount exceeds its fair value.

   Management Estimates and Assumptions
   The   preparation  of  the  combined  statements   requires
   management to make estimates and assumptions that affect the reported amounts of assets to be sold, disclosure of contingent assets at the date of the statements and reported amounts of revenues and direct operating expenses during the
   reporting  period.   If in the future  such  estimates  and
   assumptions, which were based on Roche management's best judgment at the date of the financial statements, deviate from the actual circumstances, the original estimates and assumptions will be modified as appropriate in the year that the circumstances change.

2.   INVENTORIES
     Inventories to be sold consisted of the following at December 31, 1999:

   Raw materials and supplies          $   4,217
   Work in process                           275
   Finished goods                         42,110
   Other inventories                       1,617
   Total inventories to be sold, at cost  48,219

Less allowance for obsolete
  inventories                                (768)
Less excess of cost over LIFO cost         (7,501)

   Total inventories to be sold, net    $ 39,950

Inventories are stated at the lower of cost or market.  Cost is
determined  by  the  last-in,  first-out  (LIFO)  method   for
approximately 63% of the MFA business's inventories and by the first-in, first-out (FIFO) method for all other inventories. The
FIFO  method  approximates current cost.   During  1999,  LIFO
inventory quantities were reduced resulting in a partial liquidation of the LIFO bases, the effect of which increased net earnings by approximately $1,394.

The MFA assets to be sold exclude Lasalocid raw materials and work-in-process. Therefore, these amounts have been excluded from the above inventories to be sold.

3.   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment to be sold consisted of the following at December 31, 1999:

   Land                              $        495
   Buildings                               16,040
   Machinery, equipment and fixtures      82,050
   Uncompleted capital projects           20,202

   Property, plant and equipment
     to be sold, at cost                 118,787
   Less accumulated depreciation        (24,156)

   Property, plant and equipment
     to be sold, net                   $  94,631

Total  depreciation  expense  was  $10,197,  of  which  $5,225
represents depreciation on assets to be sold.   Interest expense
of $433 incurred in 1999 has been capitalized as part of the cost of property, plant and equipment and is depreciated over the useful lives of the related assets.

The MFA assets to be sold exclude the Lasalocid manufacturing facilities in Belvidere, New Jersey, blending facilities located in Fresno, California; Sisseln, Switzerland; and Sao Paulo, Brazil, and packaging facilities located at Istituto delle Vitamine in Milan, Italy. Therefore, these amounts are excluded from the above property plant and equipment to be sold.

4. GOODWILL AND OTHER INTANGIBLES
   Goodwill and other intangibles to be sold consisted of the following at December 31, 1999:

   Goodwill                           $   94,353
   Patents, licenses and trademarks      110,354

   Goodwill and other intangibles
     to be sold, at cost                 204,707
   Less accumulated amortization       (107,033)

   Goodwill and other intangibles
     to be sold, net                  $   97,674

5. RELATED PARTY TRANSACTIONS

   The MFA business purchased various materials and other products from related Roche entities approximating $317 in 1999. The MFA business sold certain products to other Roche entities for blending with other Roche vitamins products for
   sale  to  customers.   Net revenues include  only  revenues
   related to the MFA products and not any other Roche products blended for sales to third parties.

6. COMMITMENTS
   The MFA business leases various office facilities, vehicles, telephone and data processing equipment.
   Minimum future rental commitments under non-cancelable operating leases having an initial or remaining term in excess of one year as of December 31, 1999 are as follows:

      2000                    $ 10,078
      2001                      10,039
      2002                      10,019
      2003                      10,013
      2004 and thereafter       10,013

      Total minimum rental
        payments              $ 50,162

     See "MFA Assets to be Sold" in note 1 above.

7. CONTINGENCIES AND LEGAL PROCEEDINGS
     The operations and earnings of the MFA business continue, from time to time and in varying degrees, to be affected by political, legislative, fiscal and regulatory developments, including those relating to environmental protection. The industries in which the MFA business is engaged are also subject to physical risks of various kinds. The nature and frequency of these developments and events, not all of which are covered by insurance, as well as their effect on future operations and earnings are not predictable.



                          ALPHARMA INC.
                  Index to Unaudited Pro Forma
             Condensed Combined Financial Statements








Unaudited Pro Forma Condensed Combined
  Balance Sheet at December 31, 1999              F - 13

Unaudited Pro Forma Condensed Combined
  Statement of Income for the Year Ended
  December 31, 1999                               F - 14

Notes to the Unaudited Pro Forma Condensed
  Combined Financial Statements                   F-15 to F-19
                          Alpharma Inc.
      Unaudited Pro Forma Condensed Combined Balance Sheet
                     As of December 31, 1999
                     (Dollars in thousands)


                                            Pro Forma  Unaudited
                        Alpharma     MFA     Adjust-   Pro Forma
                       Historical Historical ments    Combined

ASSETS
Current assets:
 Cash and cash         $ 17,655                        $17,655
equivalents
 Accounts receivable,  199,207                         199,207
net                                             (a)
 Inventories           155,338    39,950     9,500     204,788

 Prepaid expenses and
  other current assets   13,923                          13,923

    Total current      386,123    39,950     9,500     435,573
assets

Property, plant and
 equipment, net        244,413    94,631        (a)    339,044
Intangible assets, net 488,958    97,674    50,865     637,497

Other assets and
deferred                 45,023                           45,023
 charges
    Total assets     $1,164,517  $232,255  $60,365    $1,457,137


LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of
long-term deby     $   9,111                       $   9,111
 Short-term debt       4,289                           4,289
 Accounts payable      51,621                          51,621
 Accrued expenses      83,660                          83,660
 Accrued and deferred
  income taxes           17,175                           17,175
    Total current
     liabilities       165,856                         165,856

Long-term debt:                                  (a)
  Senior               225,110              292,620    517,730

  Convertible
subordinated
   notes, including
   $67,850 to related  366,674                         366,674
   party
Deferred income taxes  35,065                          35,065
Other non-current
 liabilities             17,208                           17,208
                                                  (a)
Stockholders' equity    354,604   232,255   (232,255)      354,604

  Total liabilities
and                    $1,164,517  $232,255  $ 60,365   $1,457,137
   stockholders'
equity



   See accompanying notes to the unaudited pro forma condensed combined financial
                           statements.

                          Alpharma Inc.
   Unaudited Pro Forma Condensed Combined Statement of Income
              For the year ended December 31, 1999
              (In thousands, except per share data)

                                             Pro Forma Unaudited
                       Alpharma     MFA       Adjust-  Pro Forma
                      Historical  Historical     ments   Combined

                                                 (d)
Total revenue         $742,176    $213,614  $(2,600)     $953,190

                                                (d)
 Cost of sales        397,890     152,708   (2,500)     548,098


Gross profit          344,286     60,906    (100)      405,092

 Selling, general
  and administrative                          (a)(c)
  expenses            244,775     84,639    (11,310)     318,104


Operating income      99,511      (23,733)  11,210     86,988
                                                 (b)
 Interest expense     (39,174)              (29,260)  (68,434)

 Other income
  (expense), net         1,450        (40)    -            1,410

Income before
provision             61,787      (23,773)  (18,050)   19,964
 for income taxes

 Provision for income                             (e)
  taxes               22,236                (15,040)       7,196

Net income            $39,551               $( 3,010)  $ 12,768

Average common shares
 outstanding:
  Basic               27,745                           27,745
  Diluted             34,848                           28,104

Earnings per share:
  Basic                 $1.43                            $0.46
  Diluted               $1.34 *                          $0.45


* Includes addback to net income for adjustments required under the if-converted method applicable to dilution of convertible notes.


   See accompanying notes to the unaudited pro forma condensed combined financial statements.

1.   Basis of Presentation

     The unaudited pro forma condensed combined financial statements (pro forma financials) are presented for illustrative purposes only, giving effect to the acquisition, as described and therefore are not indicative of the operating results that might have been achieved had the combination occurred as of an earlier date, nor are they indicative of operating results which may occur in the future.

      On May 2, 2000 Alpharma's Animal Health Division ("AHD") purchased the Medicated Feed Additives (MFA) business of Roche Holdings AG and Subsidiaries ("Roche"). The MFA business was a fully integrated business unit of Roche. The business produces Medicated Feed Additives (MFAs) used by food producers (livestock, poultry and aquaculture) for the purpose of treating or preventing disease in animals, or for promoting more efficient growth. MFAs are currently marketed in more than 100 countries.

     As an integrated business unit of Roche, the business relied on Roche to provide significant administrative management and other services including, but not limited to, management information systems, accounting and financial reporting, treasury, cash management, human resources, employee benefit administration, payroll, legal and other support. Costs for such services were charged or allocated by Roche directly to the operating units utilizing such services. However, these costs are not indicative of costs that would have been incurred had the MFA business operated autonomously or as a business within AHD.

     The acquisition will be accounted for in accordance with the purchase method. The purchase price is expected to be allocated to the intangible assets, goodwill, inventory and plant, property and equipment. (Plant, property and equipment includes two facilities which will be operated by Roche until third party consents are received.) The final allocation and actual lives to be assigned will be determined by a professional valuation to be completed within one year of purchase. The accompanying unaudited pro forma condensed combined income statement reflects the acquisition as if it occurred as of the beginning of the period presented. A balance sheet is required since the accounts of MFA are not included in the Company Form 10-K filed as of December 31, 1999. The financial statements of MFA, consisting of statements of assets acquired and revenues and direct expenses, were prepared in accordance with the accounting principles generally accepted in the United States for inclusion in this Form 8-K and for pro forma purposes.

      The actual results of MFA will be consolidated with the Company from the date of acquisition, May 2, 2000.

2. Pro Forma adjustments - Balance Sheet at December 31, 1999

     The unaudited pro forma balance sheet gives effect to the acquisition as if it had been consummated at December 31, 1999.

(a)  To  record  purchase of MFA business based on a  preliminary estimate of the purchase price allocation. The purchase price paid in cash and an issuance of a $30,000 promissory note to
     Roche is calculated as follows:
                                             Recorded as
     Purchase price per
      agreement                 $287,620
     Additional estimated
      direct costs of
      acquisition                  5,000
     Purchase price assumed
      borrowed                  $292,620     Long-term debt

     Net book value of
      MFA assets acquired        232,255

       Amount to be allocated   $ 60,365

     Allocated as follows:

     Record inventory at
      estimated fair value         9,500     Inventory

     Intangible assets/excess
      of cost over net book
      value*                      50,865     Intangible assets

                                $ 60,365


     *  Net amount resulting from   elimination  of  Roche  historical
        intangibles   and establishment of Alpharma intangibles and goodwill.

3.   Pro Forma adjustments - Statement of Income

     The   unaudited  pro  forma  income  statement  assumes  the
purchase as of the beginning of the period presented. The adjustments which follow are those which are required by Article 11 of Regulation S-X. The Company believes the business will be run as part of the AHD in a much different manner than in 1999 as part of Roche. The resulting pro forma income statement is therefore not indicative of the results had the business been purchased as of the beginning of the respective period. The required adjustments are as follows:

                                            Year Ended
                                           December 31,
                                               1999

(a)  Amortization of intangibles        $13,000
   To record amortization of
   estimated intangibles based on
   5 to 15 year lives and residual
   goodwill based on a 20 year life.

   Amortization of intangibles          (18,610)
    To  reverse historical amortization
included in MFA financial
   statements

   (Net amounts are included
   in selling, general and
   administrative expenses.)

(b)  Interest expense                   $29,260
   To record interest expense at
   10.00% on assumed average
borrowings of $292,600.

(c) Selling general and administrative  (5,700)
     expense
   To reduce expenses for MFA
   employees not assumed by AHD under
   the terms of the purchase
   agreement. These employees
   primarily consist of sales,
   regulatory, and manufacturing
   personnel, whose positions were
   deemed redundant due to significant
   overlap of Alpharma's and MFA's
   customer base. (See Note 5a)

(d)  Sales                              (2,600)
   Cost of goods sold                   (2,500)
   To reduce sales and cost of sales
   for sales made by Alpharma to MFA
   in 1999.

(e)  Tax benefit                        15,040
   To record estimated income tax
   effect of pro forma adjustments
   and non-tax effected financial
   results of MFA. (Loss of $41,823 at
   an approximate combined federal,
state and foreign rate of 36%.)

    The interest rate of 10.00% used for the pro forma condensed combined statement of income is based on the Company's financing from Roche and the bridge financing agreement both of which bear interest at approximately 9.00% plus debt amortization expenses not expected to exceed 1.00%. For each 1/8% change in interest rates interest expense would increase/decrease by approximately $365 for a full year. No effect of refinancing the Bridge with a combination of debt and equity has been included in the pro forma income statement.

4.   Items excluded from pro forma combined statement of income

     The impact on cost of sales of the write up of inventory to net realizable value pursuant to Accounting Principles Board Opinion No. 16 "Business Combinations" is not reflected in the pro forma statement of income. This non-recurring charge is estimated at between $2,000 - $3,000 and will be reflected in cost of sales as inventory is sold during the second and third quarters of 2000.

     In addition, certain employees of AHD will be severed as a result of the acquisition. This will result in a non-recurring charge of approximately $500 in the second quarter.

     Under the Bridge Financing the Company has paid a 1% fee for the banks commitment and in connection with drawing the funds.
These non-recurring fees and other related expenses will be amortized over the term of the bridge loan.


5.   Cost savings and future synergies

     The Company in its evaluation of the MFA acquisition identified significant cost savings resulting from the operation of the business as a important part of the AHD as opposed to MFA being a small part of the Roche organization. Cost savings and synergies include the following:

a)   Included in the pro forma statement of income.

     Under the terms of the asset purchase agreement, AHD was not obligated to offer employment to all of MFA's employees. Prior to the closing, the Company has determined that due to the significant overlap in sales, regulatory and production activities of the AHD and MFA, 65 MFA employees were redundant and are not required for the on-going conduct of the business. These employees remained with Roche. Should Roche terminate any of these employees, AHD will reimburse Roche for the portion of the severance specified in the agreement. The Company estimates $5,700 in direct salary and benefit expenses have been eliminated as a result of this determination.

b)   Not included in the pro forma statement of income.

     As part of the worldwide Roche organization and the vitamins division the MFA was allocated expenses for manufacturing, marketing, distribution and administration in 1999 of approximately $36,000. The Company, based on its due diligence review of MFA, believes it can replace the allocated services by utilizing resources already existing in its organization or by adding incremental expenses at a significantly reduced amount.

     MFA as part of Roche in 1999 engaged in discovery research costing over $11,000 and a significant clinical study costing approximately $6,000. The Company does not intend to actively continue the discovery research and no employees relating to the research will be employed by AHD. Certain development projects will be continued by outside parties at a significantly reduced level. The clinical study has been evaluated and will not be continued.

     The amount and timing of savings and synergies cannot be assured. The Company estimates that the acquisition before one-time charges for severance, inventory write up and bridge financing fees will be neutral to slightly accretive in 2000.

_______________

Statements made in this Form 8-K, are forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.

Information on other significant potential risks and uncertainties not discussed herein may be found in the Company's filings with the Securities and Exchange Commission included under the caption "Risk Factors" in its Form 10-K for the years ended December 31, 1999.